EXHIBIT 10.16

                    DOVER INVESTMENTS CORPORATION
                        1995 STOCK OPTION PLAN
           (Amended and Restated, Effective January 26, 1999)


                             ARTICLE I
                              GENERAL


          1.   PURPOSE.

          This 1995 Stock Option Plan (the "Plan") is intended to contribute to maintaining the Company's performance by providing certain officers and key employees of the Company with long-term incentives in the form of options to purchase shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), or any combination thereof.

          2.   ADMINISTRATION.

          The plan shall be administered by the Compensation Committee of the Board of Directors of the Company, a standing committee (the "Committee"). The Committee shall from time to time at its discretion make determinations with respect to the officers and key employees of the Company to whom options shall be granted and the amount of such options. The Committee shall consist of not less than two (2) members of the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

          The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final.
No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          3.   ELIGIBILITY.

          Subject to Section 2 of this Article I, the persons who shall be eligible to receive options under the Plan shall be such officers and key employees (including directors who are also salaried employees of the Company) of the Company as the Committee shall select. The terms "officers and key employees" as used herein shall mean officers and assistant officers, both elective and appointive, presidents and general managers of divisions and subsidiaries and such other key employees as may be determined by the Committee in its sole discretion.

          Except where the context otherwise requires, the term "Company," as used herein, shall include (i) Dover Investments Corporation and (ii) any of its "subsidiary corporations" which meet the definition of subsidiary corporation contained in Section 425(f) of the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended (the "Code"), and the terms "officers and key employees of the Company," and words of similar import, shall include officers and key employees of each such subsidiary corporation, as well as officers and key employees of Dover Investments Corporation.

          4.   SHARES OF STOCK SUBJECT TO THE PLAN.

          The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's Class A Common Stock and Class B Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Class A Common Stock, 400,000 shares of Class B Common Stock or an aggregate of 400,000 shares of any combination of shares of Class A Common Stock and Class B Common Stock, unless an adjustment is required in accordance with
Section 3(I) of Article II hereof.

          5.   AMENDMENT OF THE PLAN.

          The Board of Directors of the Company may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair any rights or obligations under any option theretofore granted under the Plan without the consent of the Person to whom such option was granted. Furthermore, without further stockholder approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Section 3(I) of Article II hereof), change the designation in Section 3 of
Article I of the class of employees eligible to receive options under the Plan, provide for the grant of stock options having a purchase price less than the fair market value on the date of grant, extend the term during which stock options granted under the Plan may be exercised, extend the date pursuant to which options under the Plan may be granted, or otherwise amend the Plan in a way that would require stockholder approval promulgated under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          6.   TERM OF PLAN.

          Awards may be made under the Plan until January 16, 2005, the date of termination of the Plan. Notwithstanding the foregoing, all options granted under the Plan shall remain in effect until such options have been satisfied by the issuance of shares or terminated in accordance with their terms and the terms of the Plan.

          7.   RESTRICTIONS.

          All options granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to stock options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          8.   NONASSIGNABILITY.

          No stock option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, any stock options which have been granted to the grantee shall be exercisable only by the grantee.

          9.   WITHHOLDING TAXES.

          Whenever under the Plan shares of Class A Common Stock, Class B Common Stock or any combination thereof are to be issued, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

          10.  CERTAIN INFORMATION.

          The Company shall provide to each optionee, during the period that such optionee has one or more outstanding options, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.



                           ARTICLE II
                          STOCK OPTIONS

          1.   AWARD OF STOCK OPTIONS.

          Awards of stock options may be made under the Plan. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), and that certain options granted pursuant to the Plan shall not constitute incentive stock options ("nonqualified stock options").
The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all incentive stock option plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The date on which an option is granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.

          2.   EFFECT OF TERMINATION OF OPTIONS.

          In the event that any outstanding option under the Plan terminates before it would otherwise have expired under its terms or expires by its terms without being fully exercised, the shares of Class A Common Stock, Class B Common Stock or any combination thereof subject to such option not issued pursuant to the exercise of such option shall again become available in the pool of shares provided under the Plan.

          3.   TERMS AND CONDITIONS OF OPTIONS.

          Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions:

               (A)  Optionee's Agreement

                    Each optionee shall agree to remain in the employ of and to render to the Company his or her services for a period of one (1) year from the date of the option, but such agreement shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

                    (B)  Number of Shares

                    Each option agreement shall state the class and number of shares to which the option pertains.

                    (C)  Option Price

                    Each option agreement shall state the option price per share, which shall be not less than 100% of the fair market value of the Class A Common Stock or Class B Common Stock, as the case may be, on the date that the option is granted. Notwithstanding the foregoing, the option price per share of an incentive stock option granted to a person who, on the date of such grant and in accordance with Section 425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be not less than 110% of the fair market value of a shares of the Class A Common Stock or Class B Common Stock, as the case may be, on the date that the option is granted. Fair market value as used herein shall be the mean of the closing sales prices of the Class A Common Stock or Class B Common Stock, as the case may be, on the Composite Tape for New York Stock Exchange Listed Stocks on the date that such option is granted or, if the option date is not a trading date, the trading date next following the option date. If the Class A Common Stock or the Class B Common
     Stock is not listed on the New York Stock Exchange, fair market value shall be the highest closing sales price on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such securities exchange, the highest closing sales price or bid quotation with respect to a share of such stock on the date such option is granted on the National Association of Securities
     Dealers, Inc. Automated Quotations System or any successor system or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors.

                    (D)  Medium and Time of Payment

                    The option price shall be payable upon the exercise of an option in the legal tender of the United States or, in the discretion of the Committee, in shares of the Class A Common Stock, Class B Common Stock, in a combination of such legal tender and such shares or in the form of such other consideration (including, without limitation, promissory notes). Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Class A Common Stock or Class B Common Stock, as the case may be, to which the option pertains.

                    (E)  Terms and Exercise of Option

                    Each option shall state the time or times when it becomes exercisable, which shall be determined by the Committee; provided, however, that, except as otherwise provided herein, no option shall become exercisable until six months has elapsed from the date of grant and no incentive stock option shall become exercisable until one
     (1) year has elapsed from the date of grant. The Committee may specify such option exercise schedule, if any, for each option as it, in its discretion, deems appropriate. To the extent that an option has become exercisable, it may be exercised in whole or in such lesser amount as authorized by the option agreement. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant, subject, in the Committee's discretion, to Section 3(H) of this Article II. In addition, no incentive stock option granted under the Plan to a person who, at the time such option is granted and in accordance with Section 425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of five (5) years from the date of its grant. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, and no other person shall acquire any rights therein.

                    (F)  Termination of Employment Except Disability or Death

                    In the event that an optionee shall cease to be employed by the Company for any reason other than the optionee's death or disability, the optionee's option shall terminate 30 days after the date of cessation of employment; provided, however, that if such cessation of employment is with the consent of the Board of Directors of the Company, expressed in the form of a resolution, or is pursuant to the optionee's retirement under the provisions of any pension, profit sharing or other retirement plan of the Company then in effect, such option may be exercised within three (3) months after the date that he ceases to be an employee of the Company, but only to the extent such option was exercisable or would have been exercisable but for the existence of earlier-granted incentive stock options on the date of such cessation of employment; and, provided, further, that if such cessation of employment occurs after a Change in Control (as defined in Section 3(l)(i) of Article II hereof) and the provisions of Section 3(l)(i) are applicable to such option, such option shall terminate upon the earlier of 180 days after the date of such cessation of employment or the expiration date of such option.

                    (G)  Disability of Optionee

                    If an optionee shall cease to be employed by the Company by reason of the optionee becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code and shall not have fully exercised the optionee's option, such option may be exercised to the extent it was exercisable immediately prior to the optionee's disability at any time within one (1) year after cessation of employment due to such disability.

                    (H)  Death of Optionee and Transfer of Option

                    If an optionee should die while in the employ of the Company, or within a period of three (3) months after a termination of the optionee's employment with the Company during which the optionee is still permitted to exercise an option in accordance with Subsection 3(F) of this Article II and shall not have fully exercised the optionee's option, such option may be exercised to the extent it was exercisable immediately prior to the optionee's death at any time within one (1) year after the optionee's death. Such option may be exercised to the extent it was exercisable immediately prior to the optionee's death by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by the optionee's will or the applicable law of descent and distribution.

                    (I)  Recapitalizations and Reorganizations

                    The number of shares of Class A Common Stock and Class B Common Stock covered by the Plan, and each outstanding option hereunder and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend in excess of 2% or any other increase or decrease in the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock effected without receipt of consideration by the Company.

                    If the Company shall be the continuing or surviving corporation in any reorganization, consolidation or merger, each outstanding option shall pertain to and apply to the securities, if any, to which a holder of the same number of shares of Class A Common
     Stock and/or Class B Common Stock that are subject to that option would have been entitled.

                    A "Change in Control" of the Company (as defined below) shall cause each outstanding option to terminate, unless any agreement relating to a Change in Control shall otherwise provide or unless such Change in Control is an event described in clauses (a)(2) or (a)(3) of the following paragraph; provided, however, that each optionee holding an outstanding option in the event of a Change in Control shall have the right immediately prior to such a Change in Control, regardless of whether such option will terminate, to exercise his or her option in whole or in part without regard to any limitations on exercisability and thereafter such option shall be considered fully vested.

                    For the purposes hereof, a "Change in Control" shall be deemed to have occurred when (a) there shall be consummated (1) any reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or (2) any reorganization, consolidation or merger of the Company in which the Company is the continuing or surviving corporation and pursuant to which shares of the Company's Class A Common Stock and Class B Common Stock would be converted into cash, securities or other property, or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (c) the Board of Directors of the Company or the Committee shall have been determined that such a "Change in Control" otherwise has occurred.

               To the extent that the foregoing adjustments in this
     Section 3(I) relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                    The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations of changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                    (J)  Rights as a Stockholder

                    An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the receipt of payment by the Company and the issuance of a stock certificate to him or her for such shares pursuant to Section 3(D) of this Article II. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 3(I) of this Article II.

                    (K)  Modification, Extension and Renewal of Options

                    Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, renew or cancel outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any right or obligations under any option theretofore granted under the Plan.

                    (L)  Other Provisions

                    The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Committee, in its discretion, shall deem advisable.

          4.   APPLICATION OF FUNDS.

          The proceeds received by the Company from the sale of Class A Common Stock, Class B Common Stock or any combination thereof pursuant to options will be used for general corporate purposes.

          5.   NO OBLIGATION TO EXERCISE OPTION.

          The granting of an option shall impose no obligation upon the optionee to exercise such option.